EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-209389, No. 333-200420 and No.333-200718 and Form S-8 No. 333-194968 and No. 333-204705) of Ashford Hospitality Prime, Inc., of our report dated March 16, 2015, with respect to the financial statements and schedule of Ashford Hospitality Prime, Inc., and subsidiaries, included in this Annual Report (Form 10-K) of Ashford Hospitality Prime, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Dallas, Texas
February 28, 2017